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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D. C. 20549

                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported) October 15, 1998

                                 AVTEAM, INC.
            (Exact name of registrant as specified in its charter)

              Florida                              0-20889                          65-0313187
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
  (State or other jurisdiction                    (Commission                     (I.R.S. Employer
of incorporation or organization)                  File Number)                  Identification No.)
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                               3230 Executive Way
                             Miramar, Florida 33025
          ------------------------------------------------------------
          (Address, including zip code, of principal executive office)

                                 (954) 431-2359
               Registrant's telephone number, including area code

                                 NOT APPLICABLE
  (Former name, former address and fiscal year, if changed since last report)



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ITEM 5. OTHER EVENTS.

     On October 12, 1998, a wholly-owned subsidiary of AVTEAM, Inc., a Florida corporation ("AVTEAM"), AVTEAM Engine Repair Corp., a Florida corporation
("AVTEAM Sub"; and together with AVTEAM, the "Purchaser"), entered into an Asset
Purchase Agreement (the "Purchase Agreement") with M&M Aircraft Services, Inc., a Florida corporation (the "Seller"), and its shareholders, pursuant to which the Purchaser agreed to purchase from the Seller substantially all of the assets and assume certain liabilities of the Seller for an aggregate purchase price payable at closing of $30,000,000 and the issuance of 350,000 unregistered shares of Class A Common Stock, par value $.01 per share, of AVTEAM (the
"Acquisition"). The Seller, based in Medley, Florida, operates a privately held jet engine overhaul operation, which specializes in the maintenance, overhaul and repair of Pratt & Whitney JT8D aircraft engines. The purchase price was determined in arms-length negotiations between the Purchaser and the Seller. The
Acquisition will be financed from the Company's existing $70,000,000 credit facility with NationsBank, N.A. (the "Credit Facility"). The closing of the
Purchase Agreement is subject to the satisfaction or waiver of certain closing conditions on or before December 31, 1998 (the "Closing Conditions"), including among others, the receipt of certain consents and approvals, including those approvals required by the Federal Aviation Administration, Joint Aviation
Authorities and AVTEAM's lender under the Credit Facility and no material adverse changes having occurred in the financial condition, assets, business, prospects or results of operations of the Seller between the date of the Purchase Agreement and the closing date. Pursuant to the terms of the Purchase
Agreement, the Seller has agreed that for a period of five years following the closing date, the Seller and its subsidiaries will not engage, directly or indirectly, in the business of maintaining, repairing or overhauling aircraft engines.

     AVTEAM is financing $25,000,000 of the cash portion of the purchase price for the Acquisition through the use of all of its available acquisition line under the Credit Facility. The remaining $5,000,000 cash portion of the purchase price, including the assumption of certain liabilities of the Seller for the Acquisition will be financed through available borrowings under the Credit Facility that are mostly used to acquire inventory for resale. Without obtaining additional capital, AVTEAM may not be able to acquire inventory for resale at the rate experienced in the past. As a result, AVTEAM is currently considering obtaining additional capital for its business activities after the Acquisition.

     The foregoing is a summary of certain information contained in the Purchase
Agreement. Reference is made to the Purchase Agreement and press release disseminated by the Company on October 12, 1998 for a complete description of the terms of the Acquisition, which are attached hereto as Exhibits 2.1 and 99.1, respectively, and are incorporated herein by reference.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

          (c)     Exhibits.

                  2.1 Asset Purchase Agreement, dated October 12, 1998, by and among AVTEAM, Inc., AVTEAM Engine Repair Corp.,
                           M&M Aircraft Services, Inc., James McLellan, Leon
                           Sacco and Mark Schuldiner.

                  99.1     Press Release dated October 12, 1998.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:    October 15, 1998             By:  /s/ Donald A. Graw
                                           -------------------------------------
                                           Donald A. Graw
                                           President and Chief Executive Officer



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                                 EXHIBIT INDEX


Exhibit           Description
----------------  -------------------------------------------------------------
2.1               Asset Purchase Agreement, dated October 12, 1998, by and
                  among AVTEAM, Inc., AVTEAM Engine Repair Corp., M&M Aircraft
                  Services, Inc., James McLellan, Leon Sacco and Mark
                  Schuldiner.

99.1              Press Release dated October 12, 1998.